Issuer Free Writing Prospectus dated October 20, 2021
Filed Pursuant to Rule 433
Registration No. 333-255424

"Invest in what you know"

Dear Advisor,

It's a timeless piece of advice for any investor. Many clients prefer to work with investments that they are familiar with so that they can feel confident in the moves that you're making together.

But often, investment managers don't take the same advice.

Some real estate investment fund managers are notorious for outsourcing the handling of the development. They put their investor's money into a property or an opportunity and leave the heavy lifting to others.

The result: they "know" what they are investing in, but they don't know it from the ground up.

And there's a big difference - a difference that can impact the investment funds you offer to your clients.

Managers that outsource most of the day-to-day leave themselves susceptible to increased risks and higher costs. These are the types of effects that get passed down to shareholders - which can possibly hurt their profits.

What makes Belpointe OZ different?

- Investors do not need to be "accredited investors," everyone can invest;
- Former AvalonBay® development and construction managers in-house;
- Zero disposition fees;
- Zero unitholder servicing fees;
- 0.75% annual management fees
- 5% carried interests
- Public market liquidity;
- Pass through depreciation to offset tax on distributions; and
- Last and certainly not least, being publicly traded gives Belpointe OZ the **ability to acquire other Qualified Opportunity Funds after they have stabilized their assets.** This eliminates what we believe is the biggest risk in Opportunity Zone investing, the construction risk.

That's why we started Belpointe OZ.

Our development team pairs the right local knowledge along with expertise and boots-on-the-ground experience in residential and commercial property development.

Our real estate group is comprised of key former AvalonBay® developers each having a 25-year track record of developing over a billion dollars of multifamily projects through several economic cycles.

What does that mean for your clients?

- Issues are remedied quickly. At Belpointe OZ, we strive to identify issues before they occur throughout the process - from purchasing to development and construction. We can step in quickly to fix any problems and keep projects on track and on budget.
- Reduced risk. Our manger manages the development process in-house, so its underwriters know how to spot profitable opportunities. Our manager knows what to look for that other managers might not.

- Potential for increased investment results. At the end of the day, you are expected to produce results for your clients. We believe that the expertise and experience from Belpointe OZ means unitholders are positioned for the best chance at strong rates of return on their investment.

Do your due diligence and see if other real estate investment managers outsource their client's investments. Then learn how we operate.

We believe you can benefit from our hands-on experience and track record.

To learn more about how Belpointe OZ and how Opportunity Zones can be a smart addition to your clients' portfolios, download our detailed White Paper that dives deep into Opportunity Zone investing. Click Here.


Investing in Opportunity Zones for Tax Advantages and Growth

Click Here To Download The White Paper **INVESTING IN OPPORTUNITY ZONES FOR TAX ADVANTAGES AND GROWTH**

If you have any questions, please don't hesitate to contact us at (203) 883-1944 or IR@belpointeoz.com.
In the meantime…
Please click on the links below to receive your white paper.
And thank you for your interest in *Belpointe OZ*
Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.com
203-883-1944

P.S. Like any investment vehicle, there are new developments and opportunities that come up regularly within Opportunity Zones. I cover the latest news and notes in my newsletter, Opportunity Zone Confidential. Watch for the next weekly issue in your inbox soon!


Investing in Opportunity Zones for Tax Advantages and Growth

Click Here To Download The The White Paper **INVESTING IN OPPORTUNITY ZONES FOR TAX ADVANTAGES AND GROWTH**

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

AvalonBay is a registered trademark of AvalonBay Communities, Inc., which is not affiliated with Belpointe OZ.

180-Day Deadline Notice
Help your clients find the best fund for their investing needs

Click Here To Download The White Paper **INVESTING IN OPPORTUNITY ZONES FOR TAX ADVANTAGES AND GROWTH**


Investing in Opportunity Zones for Tax Advantages and Growth

Dear Advisor,

If you want your clients to take advantage of Opportunity Zone investing, they need to reinvest their capital gains from the sale of a prior investment into a qualified opportunity fund ("QOF") **within 180 days** of the sale.

But as easy as that sounds, not all QOF structures are created equal.

There are many QOF structures that are being offered in the marketplace, and you need to know which one offers the most benefits and the most beneficial fee structure to your clients.

We believe Belpointe OZ offers the main attributes you need to look for in a QOF structure if you want your clients to take advantage of Opportunity Zones and most importantly be able to **DEFER, REDUCE and ELIMINATE their Capital Gains Tax Obligation into a growth and income investment:**

- **Belpointe OZ is a public company**. This provides unitholders with the transparency that they should be looking for. QOF structures are generally private, which doesn't offer nearly the level of reporting and transparency that investors should be looking for. In addition, being public allows **non-accredited investors to become unitholders**, expanding the opportunity for more investors.
- Belpointe OZ allows for the **pass-through of depreciation to its unitholders**. This will offset annual tax liabilities.
- Belpointe OZ allows for Internal Revenue Code Section 199A tax benefits. In taxable years ending on or before December 31, 2025, Section 199A generally allows eligible taxpayers to deduct the lesser of (i) their combined qualified business income—up to 20% of qualified business income, plus 20% of qualified REIT dividends and "qualified publicly traded partnership income"—or (ii) 20% of the excess, if any, of taxable income over net capital gains.
- **A low annual management fee of 0.75%,** carried interest of 5%, and none of the ancillary fees that many QOF structures have, such as disposition fees, or investor servicing fees. These fees add up quickly, and they place undue costs on these investments that reduce the returns for investors.
- **No capital calls.** These capital call provisions - common in QOF structures - allow managers to call for additional capital contributions from investors, which must be paid with capital gains dollars if Opportunity Zone tax benefits are to be realized. This complicates matters and can often limit an investor's potential returns.
- **A diversified real estate portfolio**, and growing, both in its asset class types and investment locations. This may sound obvious, but most QOF structures are single-asset investment vehicles, posing an increased potential risk to investors.
- **Public company liquidity.** Most QOF structures are also closed-end private equity vehicles, giving investors no control and limited or no liquidity until the disposition of all its assets (which can take years). A publicly traded QOF structure allows an investor to have control over exit timing and exit amounts.

- **Expertise in development and construction.** All qualified Opportunity Zone real estate investments are heavy construction. That means the QOF management team needs to be experts in both development and construction management. In our experience, many of them are just real estate fund managers who do not have much development or construction management expertise at all. In short, we believe you need a team that knows what they are doing.
- Last and certainly not least, being publicly traded gives Belpointe OZ the **ability to acquire other Qualified Opportunity Funds after they have stabilized their assets.** This eliminates what we believe is the biggest risk in Opportunity Zone investing, the construction risk.

It sounds like this is a lot of requirements, and you may be right. Opportunity Zone investing is a great chance for investors to reduce their capital gains tax burden and grow their money, but there are plenty of ways for it to go wrong.

And that's precisely why we started Belpointe OZ—the first-ever publicly traded QOF—and why we made sure our product fulfills every last one of the points listed above.

We believe Belpointe OZ offers top management, a fair fee structure, and the strongest product for an investor's money - and investors have control over their investment every step of the way.

If you want to dig deeper, download our White Paper. CLICK BELOW

If you have any questions, please don't hesitate to contact us at (203) 883-1944 or IR@belpointeoz.com.
In the meantime…
Please click on the links below to receive your white paper.
And thank you for your interest in *Belpointe OZ*

Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.com
203-883-1944

P.S. If you haven't received it yet, watch your inbox for the latest issue of my weekly newsletter, Opportunity Zone Confidential, where I show you where the newest investment opportunities are developing.



OZ
Investing in Opportunity Zones for Tax Advantages and Growth

Click Here To Download The The White Paper **INVESTING IN OPPORTUNITY ZONES FOR TAX ADVANTAGES AND GROWTH**

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may

results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

AvalonBay is a registered trademark of AvalonBay Communities, Inc., which is not affiliated with Belpointe OZ.

An untapped resource for
thousands of investment opportunities

Dear Advisor,

When you sit down with your clients to discuss investment vehicles, you want to give them choices.

They need to know where the right opportunities are, and you need to be able to present them confidently. In today's market, Opportunity Zone investing offers a new vehicle for both profitability and tax advantages.

Qualified opportunity zones ("Opportunity Zones") were established through the Tax Cuts and Jobs Act of 2017 to encourage long-term investments in low-income urban and rural communities nationwide. Opportunity Zones are census tracts identified and nominated by the chief executives of every state and territory of the United States (e.g., governors) and designated by the Secretary of the Treasurydesignated by the U.S. government. The opportunity zone program offers investors certain capital gains tax advantages for re-investing unrealized capital gains into qualified opportunity funds ("QOF") dedicated to investing in Opportunity Zones.

In short, if your clients invest in Opportunity Zones through a QOF, like Belpointe OZ, they are eligible to receive Federal (and possibly State) tax advantages that they won't get anywhere else.

The United States has designated more than 8,700 Opportunity Zone tracts throughout the country - in every state and territory.

Of course, not every Opportunity Zone is created equal. That's why Belpointe OZ draws on decades of experience to focus exclusively on multifamily developments around the country.

Why?:

- Multifamily rentals are less sensitive to economic fluctuations than other types of real estate.
- These developments typically have more barriers to entry for new supply and are close to employment centers and transportation.
- A strong demand for income-producing property can provide a good dividend investment strategy.

What this means for your clients is the possibility of having long-term dividends with potential for capital appreciation. Isn't that the type of offering you want to put in your clients' hands?

We believe that Opportunity Zones are a fantastic way to leverage a lot of different benefits for your clients, and we believe few vehicles can do it with more experience and expertise than Belpointe OZ. To learn more about how to leverage these benefits through Belpointe OZ download our white paper. CLICK HERE


Investing in Opportunity Zones for Tax Advantages and Growth

Click Here To Download The The White Paper **INVESTING IN OPPORTUNITY ZONES FOR TAX ADVANTAGES AND GROWTH**

Learn how Belpointe OZ can benefit your clients and help them to **Defer, Reduce and Eliminate Capital Gains Obligations** into a growth and income investment,

If you have any questions, please don't hesitate to contact us at 203 883 1944 or IR@belpointeoz.com.
In the meantime…
Please click on the links below to receive your white paper.
And thank you for your interest in *Belpointe OZ*.

Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.com
203-883-1944

P.S. If you haven't received it yet, watch your inbox for the latest issue of my weekly newsletter, Opportunity Zone Confidential, where I show you where the newest investment opportunities are developing.

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Belpointe OZ doesn't just help your clients…
*It can help your firm.*

Dear Advisor,

In the last few emails, we've talked about how Belpointe OZ and qualified opportunity zone ("Opportunity Zone") investing can benefit your clients.

And of course, when your clients benefit, you benefit. There is no better way to grow your practice than by doing right by your clients.

We believe that working with Belpointe OZ also can create new opportunities for you to grow your practice.

In our opinion, the best way to grow your practice is, obviously, providing your clients with opportunities to build their portfolios and keep more of their own money with reduced fees and taxes. We've already discussed how Belpointe OZ and Opportunity Zones can accomplish this in prior emails.

What makes Belpointe OZ different?

- Former AvalonBay® development and construction managers in-house;
- Investors do not need to be "accredited investors," everyone can invest;
- Zero disposition fees;
- Zero unitholder servicing fees;
- 0.75% annual management fee;
- 5% carried interest;
- Public market liquidity;
- Pass through depreciation to offset tax on distributions;
- Last and certainly not least, being publicly traded gives Belpointe OZ the **ability to acquire other Qualified Opportunity Funds after they have stabilized their assets.** This eliminates what we believe is the biggest risk in Opportunity Zone investing, the construction risk.

But there's more.

We believe that by learning more and positioning yourself as an expert in the Opportunity Zone space, you can utilize that knowledge to leverage new and existing relationships with other financial professionals, including accountants, tax attorneys, and even commercial real estate brokers. Working together, you can collectively enhance each other's businesses and grow together.

Another way you can use Opportunity Zones to grow your practice is by focusing on offering Opportunity Zone investment products as a unique capital gains tax incentive strategy to clients - especially clients that typically have capital gains on a regular basis.

In short, we believe you can use Opportunity Zones to attract new and benefit existing clients because this is a unique investment structure that offers tax advantages that investors aren't going to find on their own.

That's how Opportunity Zones in general, and Belpointe OZ in particular, can help you.


Investing in Opportunity Zones for Tax Advantages and Growth

Download our white paper to see how it all works. CLICK HERE
Click Here To Download The White Paper **INVESTING IN OPPORTUNITY ZONES FOR TAX ADVANTAGES AND GROWTH**

If you have any questions, please don't hesitate to contact us at (203) 883-1944 or IR@belpointeoz.com.
In the meantime…
Please click on the links below to receive your white paper.
And thank you for your interest in *Belpointe OZ*

Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.com
203-883-1944

P.S. If you haven't received it yet, watch your inbox for the latest issue of my weekly newsletter, ***Opportunity Zone Confidential,*** where I show you where the newest investment opportunities are developing.

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is

expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

It’s not how much money you make,
it’s how much money you keep.

Dear Investor,

Of course, you want to invest your money in vehicles that can offer a solid rate of return so that you can grow your nest egg.

But the beauty of investing in qualified opportunity zones (“Opportunity Zones”) is that not only do you have the chance to grow your investment, you may also have the ability to keep more.

Many investors through their hard work and due diligence can be showing appreciation in their accounts, but with that may come unrealized capital gains from investments that haven’t been sold yet - and a sale of these investments comes with a severe tax bill.

But if, prior to December 31st and within 180 days of realizing capital gains, you reinvest your capital gains into an Opportunity Zone through a **qualified opportunity fund (“QOF”), by, for example purchasing Belpointe OZ’s Class A units**, you have the potential to lock in 4 capital gain tax benefits:

1. **Deferral of Capital Gains Taxes:** As a Class A unitholder your capital gains taxes will be deferred until the earlier of December 31 2026, or the date on which an inclusion event occurs, such as the date on which you sells your Class A units.

2. **Capital Gains Reduction: If invested before December 31, 2021 -** As a Class A unitholder you can elect to receive an increase in basis equal to 10% of your deferred capital gains if you hold the Class A units for a period of 5 years.

3. **Capital Gains Tax Exemption:** As a Class A unitholder you can elect to receive an increase in basis equal to the fair market value of your Class A units on the date of their sale if you hold the Class A units for a period of 10 years, up to December 31, 2047; thus you will not recognize capital gains from the appreciation in your Class A units.

4. **Avoid Depreciation Recapture:** In a typical capital asset sale transaction, for example the sale of a rental property, the IRS is going to to recapture depreciation deductions taken during the period of time the rental property was held prior to its sale and tax them as ordinary income rather than capital gains. This is known as depreciation recapture. As a Class A unitholder, if you elect to receive an increase in basis equal to the fair market value of your Class A units on the date of their sale, and you hold the Class A units for a period of 10 years, up to December 31, 2047, you will not recognize depreciation recapture from the appreciation in your Class A units.

Simply put: you may keep more of your money invested in your account. And we believe that this is the kind of opportunity every investor is looking for.

If you have any questions, please don’t hesitate to contact us at IR@belpointeoz.com or (203) 833 -1944.

To learn more about how Belpointe OZ and how Opportunity Zones can be a smart addition to your portfolio, download our detailed White Paper that dives deep into Opportunity Zone investing. Click Below.


Investing in Opportunity Zones for Tax Advantages and Growth

Click Here To Download The White Paper

Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.com
203-883-1944

P.S. If you haven't received it yet, watch your inbox for the latest issue of my weekly newsletter, Opportunity Zone Confidential, where I show you where the newest investment opportunities are developing. You can Contact us at IR@belpointeoz.com or (203) 833 -1944.

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties

and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

"Invest in what you know"

Dear Investor,

It's a timeless piece of advice for any investor. Many investors prefer to work with investments that they are familiar with so that they can feel confident in the moves that they are making.

But what happens when something new comes along? Like a real estate and tax incentive disrupter of some sorts?

That's why we started Belpointe OZ.

Our development team pairs the right local knowledge along with expertise and boots-on-the-ground experience in residential and commercial property development.

Our real estate group is comprised of key former AvalonBay® developers each having a 25-year track record of developing over a billion dollars of multifamily projects through several economic cycles.

What does that mean for you?

- Issues are remedied quickly. At Belpointe OZ, we strive to identify issues before they occur throughout the process - from purchasing for development and construction. We can step in quickly to fix any problems and keep projects on track and on budget.
- Reduced risk. Our manager manages the development process in-house, so its underwriters know how to spot profitable opportunities. Our manager knows what to look for that other managers might not.
- Potential for increased investment results. At the end of the day, you expect your investments to produce results. we believe that the expertise and experience from Belpointe OZ means unitholders are positioned for the best chance at strong rates of return on their investment.

What makes Belpointe OZ different?

- Investors do not need to be "accredited investors," everyone can invest;
- Former AvalonBay® development and construction managers in-house;
- Zero upfront commission or load;
- Zero acquisition or disposition fees;
- Zero unitholder servicing fees;
- 0.75% annual management fees;
- 5% carried interest;
- Public market liquidity;
- Pass through depreciation to offset tax on distributions;
- Last and certainly not least, being publicly traded gives Belpointe OZ the **ability to acquire other Qualified Opportunity Funds after they have stabilized their assets.** This eliminates what we believe is the biggest risk in Opportunity Zone investing, the construction risk.

Do your due diligence and see if other real estate investment managers outsource their client's investments. Then learn how we operate.

We believe you can benefit from our hands-on experience and track record.

To learn more about how Belpointe OZ and how Opportunity Zones can be a smart addition to your portfolio download our detailed White Paper that dives deep into Opportunity Zone investing. Click Here.

if you have any questions, please do not hesitate to contact us at (203) 883-1944 or IR@belpointeoz.com.

Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.com
203-883-1944

P.S. Like any investment vehicle, there are new developments and opportunities that come up regularly within Opportunity Zones. I cover the latest news and notes in my newsletter, Opportunity Zone Confidential. Watch for the next weekly issue in your inbox soon!

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

AvalonBay is a registered trademark of AvalonBay Communities, Inc., which is not affiliated with Belpointe OZ.

180- DAY DEADLINE NOTICE

Dear Investor,

If you want to take advantage of qualified opportunity zone ("Opportunity Zone") investing, you need to reinvest your capital gains from the sale of a prior investment into a qualified opportunity fund ("QOF") **within 180 days** of the sale.

But as easy as that sounds, not all QOF structures are created equal.

There are many QOF structures that are being offered in the marketplace, and you need to know which one offers the most benefits and the most beneficial fee structure.

We believe Belpointe OZ offers the main attributes you need to look for in a QOF structure if you want your clients to take advantage of Opportunity Zones and most importantly be able to **DEFER, REDUCE and ELIMINATE their Capital Gains Tax Obligation into a growth and income investment:**

- Belpointe OZ is a public company. This provides unitholders with the transparency that they may be looking for. QOF structures are generally private, which doesn't offer nearly the level of reporting and transparency that investors should be looking for. In addition, being public allows **non-accredited investors to become unitholders**, expanding the opportunity for more investors.
- Belpointe OZ allows for the **pass-through of depreciation to its unitholders**. This will offset annual tax liabilities.
- Belpointe OZ allows for Internal Revenue Code Section 199A tax benefits. In taxable years ending on or before December 31, 2025, Section 199A generally allows eligible taxpayers to deduct the lesser of (i) their combined qualified business income—up to 20% of qualified business income, plus 20% of qualified REIT dividends and "qualified publicly traded partnership income"—or (ii) 20% of the excess, if any, of taxable income over net capital gains.
- **A low annual management fee of 0.75%,** carried interest of 5%, and none of the ancillary fees that many QOF structures have, such as acquisition fees, disposition fees, investor servicing fees or commission loads. These fees add up quickly, and they place undue costs on these investments that reduce the returns for investors.
- **No capital calls.** These capital call provisions - common in QOF structures - allow managers to call for additional capital contributions from investors, which must be paid with capital gains dollars if Opportunity Zone tax benefits are to be realized. This complicates matters and can often limit an investor's potential returns.
- **A diversified real estate portfolio**, and growing, both in its asset class types and investment locations. This may sound obvious, but most QOF structures are single-asset investment vehicles, posing an increased potential risk to investors.
- **Public company liquidity.** Most QOF structures are also closed-end private equity vehicles, giving investors no control and limited or no liquidity until the disposition of all its assets (which can take years). A publicly traded QOF structure allows an investor to have control over exit timing and exit amounts.
- **Expertise in development and construction.** All qualified Opportunity Zone real estate investments are heavy construction. That means the QOF management team needs to be experts in both development and construction management. In our experience, many of them are just real estate fund managers who do not have much development or construction management expertise at all. In short, we believe you need a team that knows what they are doing.
- Last and certainly not least, being publicly traded gives Belpointe OZ the **ability to acquire other Qualified Opportunity Funds after they have stabilized their assets.** This eliminates what we believe is the biggest risk in Opportunity Zone investing, the construction risk.

It sounds like this is a lot of requirements, and you may be right. Opportunity Zone investing is a great chance for investors to reduce their Capital Gains tax burden with potential for appreciation of your investment, but there are plenty of ways for it to go wrong.

And that's precisely why we started Belpointe OZ—the first-ever publicly traded QOF—and we made sure our product fulfills every last one of the points listed above.

We believe you should consider what Belpointe OZ can do for your capital gain deferment, reduction and possible elimination.

If you have any questions, please don't hesitate to contact us at IR@belpointeoz.com or (203) 883-1944.

If you want to dig deeper into why Belpointe OZ is set up to offer you benefits on capital gain, download our White Paper. CLICK HERE

Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.com
203-883-1944

P.S. If you haven't received it yet, watch your inbox for the latest issue of my weekly newsletter, Opportunity Zone Confidential, where I show you where the newest investment opportunities are developing.

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is

made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

An untapped resource for thousands of investment opportunities

Dear Investor,

When you sit down to look for investments to add to your portfolio, you want to have choices.

You need to know where the right opportunities are, and you need to be able to invest confidently. In today's market, qualified opportunity zone ("Opportunity Zone") investing offers a new vehicle for both opportunity for appreciation and tax advantages.

Opportunity Zones were established through the bipartisan Tax Cuts and Jobs Act of 2017 to encourage long-term investments in low-income urban and rural communities nationwide. Opportunity Zones are census tracts identified and nominated by the chief executives of every state and territory of the United States (e.g., governors) and designated by the Secretary of the Treasury. The opportunity zone program offers investors certain capital gains tax advantages for re-investing unrealized capital gains into qualified opportunity funds ("QOFs") dedicated to investing in Opportunity Zones.

In short, if you invest in Opportunity Zones through a QOF, like Belpointe OZ, you are eligible to receive Federal (and possibly State) tax advantages that you won't get anywhere else.

**And the best part?** The United States has designated more than 8,700 Opportunity Zone tracts throughout the country - in every state and territory.

Of course, not every Opportunity Zone is created equal. That's why Belpointe OZ draws on decades of experience to focus exclusively on multifamily developments around the country.

**Why?:**

- Multifamily rentals are less sensitive to economic fluctuations than other types of real estate.
- These developments typically have more barriers to entry for new supply and are close to employment centers and transportation.
- A strong demand for income-producing property can provide a good dividend investment strategy.

What this means for your investments is the possibility of having long-term dividends with potential for capital appreciation. Isn't that the type of offering you want to put in your hands?

We believe that Opportunity Zones are a fantastic way to leverage a lot of different benefits for your portfolio, and we believe few vehicles can do it with more experience and expertise than Belpointe OZ. To learn more about how to leverage these benefits through Belpointe OZ download our white paper. CLICK HERE

If you have any questions, please contact us at (203) 883-1944 or IR@belpointeoz.com.

Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.com
203-883-1944

P.S. If you haven't received it yet, watch your inbox for the latest issue of my weekly newsletter, Opportunity Zone Confidential, where I show you where the newest investment opportunities are developing.

**You can Contact us at IR@belpointeoz.com or (203) 883-1944.**

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

How to protect capital gains from taxes by December 31st

(Please review the Complimentary White Paper and Belpointe's OZ website and discuss with your investment advisors and tax professionals before the December 31st Opportunity Zone deadline)

**[Click Here To Receive Your Complimentary White Paper "Investing in Opportunity Zones for Tax Advantages and Growth"]**


NYSE American : OZ
Investing in Opportunity Zones for Tax Advantages and Growth

Dear Investor,

What if you made all the right moves - and you were still penalized for it?

You navigated uncertain economic times. You've invested as wisely and carefully as you could. Your portfolio may have grown, and you could have a healthy nest egg as your reward.

Except now you could be penalized.

As those gains are realized, Uncle Sam comes to take his cut.

And with a snap of the fingers, your profits have been reduced by 15% or more. Even if you did everything right, you could still be stuck paying for it.

Capital gains tax is a reality for every investor. And with little recourse, most just put up their hands, shrug, and accept that taxes are part of the process: get taxed when you earn the money, get taxed when you profit from investing the money, get taxed when you spend the money.

However, you may be able to offset your short and long-term capital gains from those taxes *right now* in an opportunity with growth and income-producing potential.

It's not an accounting trick or an offshore account; and there's nothing seedy or illegal about it.

In fact, *it was created by the federal government* - and if you take advantage of it before December 31st, you can maximize your protection even further.

It's called **"Opportunity Zones"** and it's an investment available to all investors.

How Opportunity Zones can benefit the investor - and the country

Qualified Opportunity Zones were created through the bipartisan Tax Cuts and Jobs Act of 2017 to encourage long-term investments in low-income urban and rural communities nationwide. Opportunity Zones are census tracts designated by the U.S. government. The Opportunity Zone program offers investors certain capital gains tax advantages.

In short, if you invest in Opportunity Zones, you receive Federal and State (most states conform at least in some regard) tax advantages that you cannot get otherwise.

And the best part? The United States has designated more than 8,700 Opportunity Zone tracts throughout the country - in every state and territory.

Of course, you want to invest your money in vehicles that could offer a solid rate of return so that you can grow your investments.

But the beauty of Opportunity Zones is that not only do you have the chance to grow your investment, you also have the ability to *keep* more.

If you reinvest your capital gains from a prior investment dating back 180 days into an Opportunity Zone using a Qualified Opportunity Fund ("QOF") before December 31st, you have the potential to lock in 4 capital gain tax benefits:

1. **Deferral of Capital Gains Taxes**: An Opportunity Zone investor's capital gains taxes will be deferred until the earlier of December 31, 2026, or the date on which an inclusion event occurs, such as when the investment is sold.
2. **Capital Gains Reduction**: An Opportunity Zone investor can elect to receive an increase in basis equal to 10% of the deferred capital gains that are reinvested into the QOF if the QOF investment is held for a period of 5 years.
3. **Capital Gains Tax Exemption**: An Opportunity Zone investor who invests in a QOF can elect to receive an increase in basis equal to the fair market value of the investor's QOF investment on the date of sale if the investment is held for a period of 10 years, up to December 31, 2047; thus an investor will not recognize capital gains from the appreciation in the QOF investment.
4. **No Depreciation Recapture**: In a typical capital asset sale transaction, for example the sale of a rental property, the IRS is going to recapture depreciation deductions taken during the period that rental property was held prior to its sale and tax them as ordinary income rather than capital gains. This is known as depreciation recapture. An Opportunity Zone investor who invests in a QOF, elects to receive an increase in basis equal to the fair market value of the investment on the date of sale, and holds the investment for a period of 10 years, up to December 31, 2047, will not recognize depreciation recapture from the appreciation in the investment.

Simply put: you may be able to keep more of your money invested in your accounts and out of the hands of the IRS.

As an individual investor, you may struggle to decide which of the 8,700 Opportunity Zones might be the best investments for you or how to land on the right QOF - and if you only have until December 31st to get the full benefits, you need to get information to make an informed decision that you can use to speak to your investment advisor.

Belpointe OZ makes Opportunity Zone investing
as simple as buying a stock:

Simply look up ticker symbol "OZ" with your broker
or on any *platform like Schwab®, Robinhood®, E*Trade®*
*or any brokerage firm where you hold your account.*

Why should you consider rolling your capital gains into OZ?

Belpointe PREP, LLC (NYSE American: OZ) draws on a real estate team with decades of experience focusing on multifamily developments around the country.

Why is this beneficial for unitholders?:

- Multifamily rentals are generally less sensitive to economic fluctuations than other types of real estate.
- These developments typically have more barriers to entry for new supply and are close to employment centers and transportation.
- Strong demand for an income-producing property can provide a good dividend investment strategy.

What this means for you is the potential for long-term dividends with the potential for capital appreciation.

Click here to get our whitepaper where you can learn more about how these Opportunity Zones benefits can help you to defer, reduce or possibly eliminate capital gains tax.

There's another benefit to OZ: more possibility for stability.

OZ strives for stability at a time when you need it the most

In these uncertain economic times, you might be clamoring for stability - an investment where the underlying portfolio of real assets and rental cash flow in the face of volatile markets may show more stability.

We've gone from a charging bull market to a volatile, uncertain market almost overnight. The "sure thing" investments from the past may no longer be sure.

But here's food for thought: Opportunity Zones could be an alternative real estate investment to consider … and the possibility of a QOFs lower volatility based on its underlying real estate net asset value can be just *one* potential advantage they may offer.

What other possible advantages can you get from Opportunity Zones that you may not get from a traditional real estate private equity fund?

We've compiled an overview and breakdown of the strategic benefits in our white paper: **Investing in Opportunity Zones for Tax Advantages and Growth:** *A Once-in-a-Lifetime Opportunity to Invest in High-Return Real Estate, Reduce Taxes, and Grow Wealth Tax-Free.*

This white paper is only available - here.

Here are a few more highlights of why OZ could be the right move in the face of a volatile market:

- **Former AvalonBay® development and construction managers in-house -** This means that our executives have "boots on the ground" experience and know-how to maximize project efficiency and streamline costs with every phase of the real estate development process and investment. By having this expertise and specialization, we feel that we are better positioned to deliver greater returns on our project investments and for investors like you.

- **Zero disposition fees, Zero unitholder servicing fee, 0.75% annual management fee, 5% carried interest -** Other QOFs will nickel-and-dime you until they have taken a significant cut of your returns. But with Belpointe OZ (NYSE American: OZ), you don't have to settle for that treatment. You can keep more of your money in your account, which is exactly what you want.

- **Long track record of ground-up developments within Opportunity Zones -** Many funds are set up to take advantage of market trends or opportunities simply because they offer a chance to make some money. The leadership behind Belpointe OZ (NYSE American: OZ) is focused on Opportunity Zones because that's where they have been for years.

Now, these are only a few advantages. There are plenty more, and you can get a detailed breakdown of the potential benefits of an investment in Belpointe OZ (NYSE American: OZ) by clicking HERE and getting your copy of our white paper **Investing in Opportunity Zones for Tax Advantages and Growth** *A Once-in-a-Lifetime Opportunity to Invest in High-Return Real Estate, Reduce Taxes, and Grow Wealth tax-free.*

For more details about (NYSE American: OZ), please click here to review.

As with all investments, it is important to do your own due diligence and review these materials with your investment advisor and tax professional before investing.

To your success,

Cody Laidlaw
Belpointe OZ
(NYSE American: OZ)

***P.S.*** Stay up to date with the latest developments in Opportunity Zone investing! The ***Opportunity Zone Confidential*** newsletter will be in your inbox every Thursday. Watch for it!

**[Click Here To Receive Your Complimentary White Paper "Investing in Opportunity Zones for Tax Advantages and Growth"]**


NYSE American: OZ
Investing in Opportunity Zones for Tax Advantages and Growth

**☑ Yes! I want to learn more about Belpointe OZ and how Opportunity Zones could provide significant tax savings and advantages for my investments!**

The federal government has created an investment opportunity that may provide you protection from excess federal and state capital gains taxes.

They're called "Opportunity Zones," and you can begin investing in them today - no accreditation needed - with Belpointe's OZ (NYSE American: OZ).

But before you pick up the phone and call your investment advisor or tax professional, arm yourself with all the information you need to know about Belpointe OZ and Opportunity Zones with this "starter pack", including:

- A detailed overview and breakdown of the strategic benefits of Opportunity Zones in our white paper, ***Investing in Opportunity Zones for Tax Advantages and Growth:*** *A Once-in-a-Lifetime Opportunity to Invest in High-Return Real Estate, Reduce Taxes, and Grow Wealth Tax Free*
- Our detailed prospectus with important information any investor needs to know before investing in Belpointe OZ
- A free weekly subscription to our newsletter, ***Opportunity Zone Confidential***, with all the latest developments in Opportunity Zone investing

All you have to do is let us know where to send it by entering your email address below:

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent

prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Schwab is a registered trademark of Charles Schwab & Co., Inc., Robinhood is a registered trademark of Robinhood Markets, Inc. and E*Trade is a registered trademark of E*TRADE Financial Holdings, LLC. AvalonBay is a registered trademark of AvalonBay Communities, Inc., which is not affiliated with Belpointe OZ.

Here is the Belpointe OZ White Paper

Dear (name)

Thank you for your interest in learning more about investing in qualified opportunity funds (QOFs). We are happy that you have chosen to contact Belpointe OZ and are here to answer any of your questions.

With this letter, please find a detailed white paper ***Investing In Opportunity Zones For Tax Advantages and Growth: A Once-in-a-Lifetime Opportunity to Invest in High-Return Real Estate, Reduce Taxes, and Grow Wealth Tax-Free.*** You can easily download the Whitepaper by clicking the link below.

In addition, we will send you our weekly *Opportunity Zones Confidential* with commentary to keep you abreast of how opportunity zone investing can potentially benefit your portfolio.

## About Opportunity Zones


Investing in Opportunity Zones for Tax Advantages and Growth

Qualified opportunity zones (Opportunity Zones) were established through the bipartisan Tax Cuts and Jobs Act of 2017 to encourage long-term investments in low-income urban and rural communities nationwide. Opportunity Zones are census tracts designated by the Secretary of the Treasury. The opportunity zone program offers investors certain capital gains tax advantages for re-investing unrealized capital gains into QOFs dedicated to investing in Opportunity Zones.

In short, if you invest in Opportunity Zones through a QOF, like Belpointe OZ, you are eligible to receive Federal, and in some cases state, tax advantages that would not otherwise be available to you.

And the best part? The United States has designated more than 8,700 Opportunity Zone tracts throughout the country - in every state and territory.

Part of the beauty of Opportunity Zones is that not only do you have the chance of growing your investment, but you also have the ability to *keep* more or your investment.

If you reinvest your capital gains from a prior investment dating back 180 days into an Opportunity Zone using a QOF before December 31st, you have the potential to lock in 4 capital gain tax benefits:

1. **Deferral of Capital Gains Taxes**: An Opportunity Zone investor's capital gains taxes will be deferred until the earlier of December 31, 2026, or the date on which an inclusion event occurs, such as when the investment is sold.

2. **Capital Gains Reduction**: An Opportunity Zone investor can elect to receive an increase in basis equal to 10% of the deferred capital gains that are reinvested into the QOF if the QOF investment is held for a period of 5 years.

3. **Capital Gains Tax Exemption**: An Opportunity Zone investor who invests in a QOF can elect to receive an increase in basis equal to the fair market value of the investor's QOF investment on the date of sale if the investment is held for a period of 10 years, up to December 31, 2047; thus an investor will not recognize capital gains from the appreciation in the QOF investment.

4. **Avoid Depreciation Recapture**: In a typical capital asset sale transaction, for example the sale of a rental property, the IRS is going to recapture depreciation deductions taken during the period that rental property was held prior to its sale and tax them as ordinary income rather than capital gains. This is known as depreciation recapture. An Opportunity Zone investor who invests in a QOF, elects to receive an increase in basis equal to the fair market value of the investment on the

date of sale, and holds the investment for a period of 10 years, up to December 31, 2047, will not recognize depreciation recapture from the appreciation in the investment.

If you have any questions, please don't hesitate to contact us at (203) 833-1944 or IR@belpointeoz.com.

In the meantime…

Please click on the links below to receive your white paper.

And thank you for your interest in *Belpointe OZ*

What makes Belpointe OZ different?

- Former AvalonBay® development and construction managers in-house;
- Investors do not need to be "accredited investors," everyone can invest;
- Zero disposition fees;
- Zero unitholder servicing fees;
- 0.75% annual management fee;
- 5% carried interest;
- Public market liquidity; and
- Pass through depreciation to offset tax on distributions.

Regards,
Cody Laidlaw
Principal
Belpointe OZ
IR@belpointeoz.om
203-883-1944


Investing in Opportunity Zones for Tax Advantages and Growth

Click Here To Download The The White Paper **INVESTING IN OPPORTUNITY ZONES FOR TAX ADVANTAGES AND GROWTH**

**Important Information and Qualifications**

Belpointe PREP, LLC ("Belpointe OZ") has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ. You should read Belpointe OZ's most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering

Investing in Belpointe OZ's Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ's investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ's Class A units. To view Belpointe OZ's most recent

prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision.

This communication may not be distributed in any jurisdiction where it is unlawful to do so. Nothing in this communication is or should be construed as an offer to sell or solicitation of an offer to buy Belpointe OZ's Class A units in any jurisdiction where it is unlawful to do so.

Neither Belpointe OZ nor any of its affiliates provide investment or tax advice and do not represent in any manner that the outcomes described herein will result in any particular tax consequence. Prospective investors should consult their own investment and tax advisers concerning the U.S. federal, state and local income tax consequences, as well as any tax consequences under the laws of any other taxing jurisdiction, in relation to their personal tax circumstances, which may vary for prospective investors in different tax situations.

This communication may contain estimates, projections and other forward-looking statements, typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond Belpointe OZ's control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, Belpointe OZ does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

AvalonBay is a registered trademark of AvalonBay Communities, Inc., which is not affiliated with Belpointe OZ.